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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  May 30, 1997
                ------------------------------------------------
                Date of Report (date of earliest event reported)



                         The Peregrine Real Estate Trust
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       California                  000-09097                  94-2255677
     ---------------           ----------------            ---------------
     (State or other           (Commission file             (IRS employer
     jurisdiction of                number)                identification
     incorporation)                                            number)



         1300 Ethan Way, Suite 200
           Sacramento, California                              95825
  ---------------------------------------                   ----------
 (Address of principal executive offices)                   (Zip code)



                                 (916) 929-8244
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




                           Exhibit Index is on page 7


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Item 1.           Changes in Control of Registrant.

                  On March 20, 1997, The Prudential Insurance Company of America and Gateway Recovery Trust, an entity that is managed by The Prudential Insurance Company of America (together, "PIC"), and certain funds and accounts managed by TCW Special Credits (the "TCW Entities") delivered a letter to the counsel of the Registrant indicating that they (i) intended to nominate a slate of trustees at the annual meeting of shareholders of the Registrant on May 30, 1997 consisting of Mr. Richard Masson, Mr. Bruce A. Karsh, Mr. Carson R. McKissick and Mr. Matthew L. Witte; (ii) had no intention and did not authorize the Registrant to solicit proxies in connection with their slate of nominees; and (iii) advised the Registrant to avoid the expense and delay of an election by having the current trustees resign and appoint the slate of trustees proposed by the TCW Entities and PIC appointed in the place of the current trustees. The trustees of the Registrant did not resign and the board of trustees of the Registrant recommended, in proxy materials submitted to the shareholders of the Registrant with respect to the annual meeting, that the shareholders of the Registrant elect a slate of trustees proposed by the Registrant rather than the slate proposed by the TCW Entities and PIC. At the annual meeting of shareholders on May 30, 1997, each of the TCW Entities and PIC voted all of their shares of common stock of the Registrant to elect Messrs. Masson, Karsh, McKissick and Witte and each of such individuals was elected as a trustee of the Registrant.

                  In addition, the TCW Entities, PIC and other holders of shares of the Registrant's preferred stock (the "Preferred Shares"), which Preferred Shares are convertible into common shares of the Registrant in accordance with
Section 5.2 of the Registrant's Restated Declaration of Trust, are entitled to designate one Trustee. On January 24, 1997, the TCW Entities and PIC exercised their rights to designate such a Trustee by designating Roger Snell as such Trustee. At the annual meeting of shareholders on May 30, 1997, Mr. Snell was elected as a trustee of the Registrant by the holders of a majority of the Preferred Shares. Following the annual meeting of shareholders, the newly-elected board of trustees of the Registrant appointed Mr. Snell as the Registrant's new Chairman, Chief Executive Officer and President.

                  The biographies of each of Messrs. Snell, Masson, Karsh, McKissick and Witte are set forth below:

MR. RICHARD MASSON

Mr. Masson, age 39, has been a Principal of Oaktree Capital Management, LLC since May 1995. Prior to the founding of Oaktree, he was a partner of TCW Special Credits and served as a Managing Director of Trust Company of the West and TCW Asset


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Management Company ("TAMCO"), wholly-owned subsidiaries of The TCW Group, Inc., in various other capacities since 1988. TCW Special Credits serves as a general partner and investment adviser to certain limited partnerships, trusts, and accounts invested in the securities and debt obligations of financially distressed companies. Mr. Masson currently serves as a member of the Boards of Directors of Aureal Semiconductor and Chief Auto Parts.

MR. BRUCE A. KARSH

Mr. Karsh, age 41, currently serves as President of Oaktree Capital Management, LLC, an investment advisory firm which he co-founded in May 1995. Prior to the founding of Oaktree, he was a partner of TCW Special Credits and served as a Managing Director of Trust Company of the West and TAMCO, wholly-owned subsidiaries of The TCW Group, Inc., in various other capacities since 1988. TCW Special Credits serves as a general partner and investment adviser to certain limited partnerships, trusts, and accounts invested in the securities and debt obligations of financially distressed companies. Before joining TCW in 1987, he previously worked as Assistant to the Chairman of Sun Life Insurance Company and of SunAmerica Inc., its parent. Mr. Karsh currently serves as a member of the Board of Directors of Littelfuse, Inc., Furniture Brands International and Triangle Pacific Corp.

MR. CARSON R. MCKISSICK

Mr. McKissick, age 63, has been Senior Advisor of Trust Company of the West, an investment management company, since 1992. Prior thereto, he was Managing Director of the Mergers and Acquisitions department of Citibank. Mr. McKissick currently serves as a member of the Board of Directors of Alexander & Baldwin, Inc., Triangle Pacific, Corp. and Lone Star Steel Company.

MR. MATTHEW L. WITTE

Mr. Witte, age 39, has been a Director and an Officer of Marwit Capital, a private investment firm with diversified holdings in approximately 20 middle-market companies primarily based in the western U.S. He was appointed President/CEO of Marwit Capital in April 1994 and is responsible for managing Marwit Capital's day-to-day operations. He also serves as a member of Marwit Capital's Investment Committee. He is currently President of the Western Regional Association of SBICs and a member of the NASBIC Board of Governors. Prior to becoming President of Marwit Capital, Mr. Witte was a General Partner in the Related Companies, a real estate investment and development firm with offices in New York and California, and previously, the Director


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of Development for Grosvenor International, an investment affiliate of the
Grosvenor Estate of London. In May 1993, Mr. Witte also formed Regent Partners, Inc. to pursue large scale urban development projects in partnership with various institutional investors. He is a graduate of Cornell University, and is a member of the Southland Venture Alliance, and is a Director of Infotec Commercial Systems, New West Communications, Inc., H&W Foods, Inc., Protrave Services, Inc. and Signature Theatres, LLC.

ROGER D. SNELL

Mr. Snell, who was initially elected as a Trustee of the Registrant in February 1997, is the founder and principal of Snell&Co, a firm focused on real estate investment, advisory, and development. Prior to founding Snell&Co in 1996, he was President and Chief Executive Officer of Pacific Gateway Properties, from 1992 to 1995, where he led the turnaround of this troubled company listed on the American Stock Exchange. He was also a member of the Board of directors and acting Chairman. Between 1985 and 1992, Mr. Snell was a Partner with Paragon Group, a national development company. He started Paragon's Northern California operations, directing the development of $275 million worth of projects as well as the turnaround of 1.3 million square feet of properties on behalf of institutional and private clients. Prior to joining Paragon Group, he served as a project manager for Transpacific Development Company ("TDC"), where he directed $100 million worth of development projects, ranging from high-rise office to high-cube distribution. Before joining TDC, Mr. Snell acquired investment properties and development opportunities for the Grosvenor Estate of England. Mr. Snell has a BS degree in Business Administration from University of California at Berkeley and a MBA from the Harvard Graduate School of Business. He is an active member of the Urban Land Institute and the Young Presidents Organization.

                  The TCW Entities and PIC have entered into an agreement pursuant to which the TCW Entities have agreed that at such time as PIC identifies an individual to serve as a trustee on the board of trustees of the Registrant, the TCW Entities shall (i) use commercially reasonable efforts to cause a trustee of the Registrant nominated by the TCW Entities to resign and
(ii) vote all of the shares of common stock held by the TCW Entities, or cause the board of trustees of the Registrant to take all necessary action, to elect the individual identified by PIC to the board of trustees of the Registrant.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.



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                  (a)      Financial Statements of Businesses Acquired.

                  Not applicable

                  (b)      Pro Forma Financial Information.

                  Not applicable.

                  (c)      Exhibits.

                  A list of exhibits included as a part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.



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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            THE PEREGRINE REAL ESTATE TRUST



Date:  June 10, 1997                        /s/ ROGER D. SNELL
       -------------                        ---------------------------------
                                            Roger D. Snell
                                            Chairman, Chief Executive Officer
                                            and President



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                                  EXHIBIT INDEX


99.1  Press release dated June 3, 1997.